MERGER OF SM&R GROWTH FUND, INC.


An agreement and plan of conversion and termination was made between SM&R Growth Fund, Inc. and SM&R Investments, Inc., on behalf of its SM&R Growth Fund series (the "clone fund"). The SM&R Growth Fund, Inc. changed its registration from a "stand alone" fund organized and operated as a Maryland corporation to the "clone fund", a new series of SM&R Investments, Inc. as of December 31, 2000.

This new series of SM&R Investments, Inc. will have investment objectives and principal investment strategies materially the same as the SM&R Growth Fund, Inc., as well as the same investment adviser. The "clone fund" purchased all of the assets of the SM&R Growth Fund, Inc. by delivering shares of the SM&R
Growth Fund, Inc. to the "clone fund".   On January 1, 2001, the shareholders
received the same number of shares of the "clone fund" of the SM&R Investments, Inc. of the same class and at the same net asset value as they owned in the SM&R Growth Fund, Inc. as of December 31, 2000.

On August 17, 2000, the proposal to present the conversion plan to the shareholders was unanimously approved by the board of directors of the SM&R
Equity Funds and the SM&R Investments, Inc.   The shareholders of the SM&R
Equity Funds approved the conversion plan in a special meeting held October 31, 2000.

Articles of Transfer were filed December 13, 2000 in the state of Maryland for the SM&R Growth Fund, Inc.

The deregistration of the SM&R Growth Fund, Inc. is pending approval of the amendment to Form N8-F in the process of being submitted to the SEC.



 MERGER OF SM&R EQUITY INCOME FUND, INC.

An agreement and plan of conversion and termination was made between SM&R Equity Income Fund, Inc. and SM&R Investments, Inc., on behalf of its SM&R Growth Fund series (the "clone fund"). The SM&R Equity Income Fund, Inc. changed its registration from a "stand alone" fund organized and operated as a Maryland corporation to the "clone fund", a new series of SM&R Investments, Inc. as of December 31, 2000.

This new series of SM&R Investments, Inc. will have investment objectives and principal investment strategies materially the same as the SM&R Equity Income Fund, Inc., as well as the same investment adviser. The "clone fund" purchased all of the assets of the SM&R Equity Income Fund, Inc. by delivering shares of
the SM&R Equity Income Fund, Inc. to the "clone fund".   On January 1, 2001,
the shareholders received the same number of shares of the "clone fund" of the SM&R Investments, Inc. of the same class and at the same net asset value as they owned in the SM&R Equity Income Fund, Inc. as of December 31, 2000.

On August 17, 2000, the proposal to present the conversion plan to the shareholders was unanimously approved by the board of directors of the SM&R
Equity Funds and the SM&R Investments, Inc.   The shareholders of the SM&R
Equity Funds approved the conversion plan in a special meeting held October 31, 2000.

Articles of Transfer were filed December 13, 2000 in the state of Maryland for the SM&R Equity Income Fund, Inc.

The deregistration of the SM&R Equity Income Fund, Inc. is pending approval of the amendment to Form N8-F in the process of being submitted to the SEC.




 MERGER OF SM&R BALANCED FUND, INC.


An agreement and plan of conversion and termination was made between SM&R Balanced Fund, Inc. and SM&R Investments, Inc., on behalf of its SM&R Growth Fund series (the "clone fund"). The SM&R Balanced Fund, Inc. changed its registration from a "stand alone" fund organized and operated as a Maryland corporation to the "clone fund", a new series of SM&R Investments, Inc. as of December 31, 2000.


This new series of SM&R Investments, Inc. will have investment objectives and principal investment strategies materially the same as the SM&R Balanced Fund, Inc., as well as the same investment adviser. The "clone fund" purchased all of the assets of the SM&R Balanced Fund, Inc. by delivering shares of the SM&R
Balanced Fund, Inc. to the "clone fund".   On January 1, 2001, the shareholders
received the same number of shares of the "clone fund" of the SM&R Investments, Inc. of the same class and at the same net asset value as they owned in the SM&R Balanced Fund, Inc. as of December 31, 2000.

On August 17, 2000, the proposal to present the conversion plan to the shareholders was unanimously approved by the board of directors of the SM&R
Equity Funds and the SM&R Investments, Inc.   The shareholders of the SM&R
Equity Funds approved the conversion plan in a special meeting held October 31, 2000.

Articles of Transfer were filed December 13, 2000 in the state of Maryland for the SM&R Balanced Fund, Inc.

The deregistration of the SM&R Balanced Fund, Inc. is pending approval of the amendment to Form N8-F in the process of being submitted to the SEC.